Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated August 4, 2015

J . P . M O R G A N U . S . S E C T O R R O T A T O R 5 I N D E X ( S E R I E S
1 )
H Y P O T H E T I C A L B A C K - T E S T E D A N D A C T U A L H I S T O R I C
A L W E I G H T I N G S

August 2015

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested and
Actual Historical Constituent Weightings

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings --
2015

2015     XLY    XLP   XLE    XLF   XLV    XLI  XLU    XLB   XLK    IYR   BOND
August   7.97% 8.35%  0.00% 7.60%  0.00% 0.00% 6.72% 0.00%  0.00% 10.54% 0.00%
-------- ----- ------ ----- ------ ----- ----- ----- ------ ----- ------ ------
July     8.39% 0.00%  0.00% 0.00%  0.00% 0.00% 0.00% 0.00%  0.00% 0.00%  68.39%
June     9.64% 10.80% 0.00% 9.01%  7.56% 0.00% 0.00%  0.00  6.75% 0.00%  0.00%
-------- ----- ------ ----- ------ ----- ----- ----- ------ ----- ------ ------
May      8.88% 0.00%  5.90% 11.21% 0.00% 0.00% 0.00% 10.07% 8.51% 0.00%  0.00%
April    0.00% 0.00%  0.00% 6.23%  6.21% 0.00% 0.00% 0.00%  0.00% 5.38%  42.93%
-------- ----- ------ ----- ------ ----- ----- ----- ------ ----- ------ ------
March    7.30% 0.00%  0.00% 6.91%  0.00% 7.43% 0.00% 6.25%  6.58% 0.00%  0.00%
February 0.00% 7.61%  0.00% 0.00%  6.35% 0.00% 6.82% 0.00%  0.00% 7.80%  25.79%
-------- ----- ------ ----- ------ ----- ----- ----- ------ ----- ------ ------
January  6.90% 0.00%  0.00% 6.35%  0.00% 6.22% 5.92% 0.00%  0.00% 8.35%  0.00%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

Hypothetical, historical allocations: Represents the actual allocations from
January 2015 through August 2015.The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the
Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

                                       1

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested and
Actual Historical Constituent Weightings

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings --
2012 through 2014

2014       XLY    XLP    XLE    XLF    XLV    XLI    XLU   XLB    XLK    IYR   BOND
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
December  10.89% 14.55% 0.00%  0.00%  0.00%  10.42% 0.00%  7.93% 10.81% 0.00%   0.00%
November  0.00%  7.80%  0.00%  0.00%  4.37%  4.32%  6.51%  0.00% 0.00%  8.45%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
October   0.00%  11.08% 0.00%  0.00%  8.87%  0.00%  0.00%  0.00% 0.00%  0.00%  100.00%
September 8.88%  9.72%  0.00%  0.00%  8.15%  8.38%  6.47%  0.00% 0.00%  0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
August    9.59%  0.00%  0.00%  10.88% 8.85%  0.00%  0.00%  0.00% 10.48% 15.84%  0.00%
July      13.32% 0.00%  9.06%  13.07% 14.15% 0.00%  8.93%  0.00% 0.00%  0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
June      8.96%  0.00%  0.00%  0.00%  10.37% 0.00%  0.00%  9.66% 10.33% 13.35%  0.00%
May       0.00%  12.32% 7.42%  0.00%  0.00%  6.94%  8.98%  0.00% 0.00%  12.59%  0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
April     0.00%  13.16% 9.05%  7.86%  0.00%  0.00%  9.09%  0.00% 0.00%  0.00%  30.55%
March     5.85%  0.00%  6.77%  0.00%  6.42%  0.00%  0.00%  7.02% 7.99%  0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
February  0.00%  0.00%  0.00%  0.00%  6.87%  0.00%  8.29%  0.00% 0.00%  9.80%  50.03%
January   11.09% 0.00%  10.16% 0.00%  0.00%  8.81%  0.00%  8.73% 11.07% 0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
2013       XLY    XLP    XLE    XLF    XLV    XLI    XLU   XLB    XLK    IYR   BOND
December  8.07%  0.00%  0.00%  8.08%  10.06% 11.14% 0.00%  0.00% 11.32% 0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
November  0.00%  8.17%  7.14%  0.00%  6.48%  7.40%  0.00%  0.00% 7.97%  0.00%   0.00%
October   10.01% 0.00%  0.00%  9.00%  0.00%  8.55%  0.00%  7.17% 0.00%  5.57%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
September 0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  8.31% 0.00%  0.00%  81.93%
August    0.00%  0.00%  0.00%  9.23%  9.92%  7.91%  7.72%  8.78% 0.00%  0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
July      5.46%  5.19%  0.00%  0.00%  5.27%  0.00%  5.50%  0.00% 0.00%  0.00%  17.51%
June      8.79%  0.00%  6.83%  7.47%  7.87%  7.79%  0.00%  0.00% 0.00%  0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
May       6.38%  6.97%  0.00%  0.00%  6.45%  0.00%  8.84%  0.00% 0.00%  7.07%   0.00%
April     8.42%  12.88% 0.00%  8.95%  11.12% 0.00%  12.30% 0.00% 0.00%  0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
March     0.00%  10.94% 0.00%  6.40%  9.83%  7.42%  12.14% 0.00% 0.00%  0.00%   0.00%
February  7.96%  0.00%  6.31%  7.51%  8.91%  7.25%  0.00%  0.00% 0.00%  0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
January   0.00%  0.00%  0.00%  7.92%  0.00%  9.79%  0.00%  7.75% 0.00%  11.48% 43.60%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
2012       XLY    XLP    XLE    XLF    XLV    XLI    XLU   XLB    XLK    IYR   BOND
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
December  6.92%  8.51%  0.00%  0.00%  0.00%  5.88%  0.00%  5.71% 5.76%  0.00%   0.00%
November  0.00%  0.00%  0.00%  7.80%  8.05%  0.00%  12.00% 0.00% 0.00%  0.00%  100.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
October   8.26%  0.00%  6.22%  6.50%  12.51% 0.00%  0.00%  5.50% 0.00%  0.00%   0.00%
September 10.23% 0.00%  7.54%  9.87%  0.00%  0.00%  0.00%  7.52% 9.38%  0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
August    0.00%  8.69%  4.52%  0.00%  6.70%  0.00%  10.61% 0.00% 0.00%  7.65%   0.00%
July      0.00%  0.00%  0.00%  3.96%  6.96%  0.00%  10.44% 4.40% 0.00%  4.95%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
June      0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00%  100.00%
May       6.09%  9.71%  0.00%  0.00%  0.00%  0.00%  10.74% 0.00% 0.00%  6.92%  32.46%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
April     8.40%  0.00%  0.00%  4.94%  9.54%  0.00%  0.00%  0.00% 8.64%  9.15%   0.00%
March     10.69% 15.32% 8.81%  6.55%  0.00%  0.00%  0.00%  0.00% 10.04% 0.00%   0.00%
--------- ------ ------ ------ ------ ------ ------ ------ ----- ------ ------ -------
February  0.00%  0.00%  0.00%  5.98%  0.00%  7.23%  0.00%  5.76% 10.20% 8.81%   0.00%
January   0.00%  6.89%  0.00%  3.00%  5.36%  0.00%  5.63%  0.00% 0.00%  4.09%   0.00%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

Hypothetical, historical allocations: Represents the hypothetical monthly allocations through May 2013 and the actual allocations from June 2013 through
December 2014.The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested
Historical Constituent Weightings

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings --
2009 through 2011

2011      XLY    XLP   XLE   XLF    XLV    XLI   XLU   XLB    XLK    IYR  BOND
December  0.00% 5.67%  0.00% 0.00% 0.00%  0.00% 0.00%  0.00% 0.00%  0.00% 96.37%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
November  0.00% 0.00%  2.54% 2.02% 0.00%  2.89% 0.00%  2.30% 0.00%  2.41%  0.00%
October   0.00% 0.00%  0.00% 0.00% 0.00%  0.00% 5.73%  0.00% 0.00%  0.00% 100.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
September 0.00% 0.00%  0.00% 0.00% 0.00%  0.00% 2.92%  0.00% 0.00%  0.00% 91.45%
August    0.00% 0.00%  4.64% 0.00% 0.00%  0.00% 9.26%  0.00% 5.71%  5.51% 47.59%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
July      0.00% 0.00%  0.00% 0.00% 0.00%  0.00% 0.00%  0.00% 0.00%  0.00% 100.00%
June      0.00% 12.45% 0.00% 0.00% 11.61% 0.00% 10.73% 0.00% 0.00%  0.00% 100.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
May       9.62% 14.87% 0.00% 0.00% 10.08% 0.00% 8.65%  0.00% 0.00%  8.05%  0.00%
April     0.00% 9.01%  4.23% 0.00% 7.02%  4.95% 0.00%  4.55% 0.00%  0.00%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
March     5.51% 12.14% 4.81% 5.59% 0.00%  0.00% 0.00%  0.00% 0.00%  7.95%  0.00%
February  0.00% 0.00%  6.88% 5.97% 0.00%  9.33% 0.00%  0.00% 8.31%  7.50%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
January   0.00% 0.00%  7.20% 6.19% 0.00%  8.13% 0.00%  7.38% 10.00% 0.00%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
2010      XLY    XLP   XLE   XLF    XLV    XLI   XLU   XLB    XLK    IYR  BOND
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
December  6.86% 0.00%  5.01% 0.00% 0.00%  5.96% 0.00%  4.52% 0.00%  0.00% 21.34%
November  7.75% 0.00%  6.59% 0.00% 0.00%  0.00% 0.00%  4.70% 7.76%  8.90%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
October   4.77% 0.00%  5.22% 0.00% 6.99%  4.69% 0.00%  0.00% 6.12%  0.00%  0.00%
September 0.00% 0.00%  0.00% 0.00% 0.00%  0.00% 6.62%  0.00% 0.00%  0.00% 100.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
August    0.00% 0.00%  4.19% 0.00% 0.00%  3.61% 5.09%  3.34% 0.00%  3.14%  0.00%
July      0.00% 0.00%  0.00% 0.00% 0.00%  0.00% 0.00%  0.00% 0.00%  0.00% 100.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
June      0.00% 0.00%  0.00% 0.00% 0.00%  0.00% 0.00%  0.00% 0.00%  0.00% 100.00%
May       5.61% 0.00%  5.26% 4.11% 0.00%  6.33% 0.00%  0.00% 0.00%  3.54%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
April     8.89% 0.00%  0.00% 8.63% 0.00%  8.80% 0.00%  6.46% 0.00%  6.34%  0.00%
March     6.13% 8.42%  0.00% 0.00% 0.00%  4.67% 0.00%  3.71% 0.00%  4.31%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
February  0.00% 0.00%  0.00% 0.00% 6.00%  0.00% 0.00%  0.00% 0.00%  0.00% 100.00%
January   8.35% 0.00%  0.00% 0.00% 0.00%  0.00% 7.45%  5.58% 8.31%  4.47%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
2009      XLY    XLP   XLE   XLF    XLV    XLI   XLU   XLB    XLK    IYR  BOND
December  4.10% 0.00%  0.00% 0.00% 7.44%  3.73% 0.00%  3.60% 4.85%  0.00%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
November  4.65% 9.77%  3.74% 0.00% 0.00%  0.00% 0.00%  0.00% 5.88%  0.00% 30.85%
October   5.80% 0.00%  4.63% 0.00% 0.00%  5.31% 0.00%  4.61% 0.00%  2.57%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
September 4.58% 0.00%  0.00% 3.04% 0.00%  4.53% 0.00%  3.70% 0.00%  2.52%  0.00%
August    4.03% 0.00%  0.00% 0.00% 0.00%  3.89% 0.00%  3.40% 4.67%  2.69%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
July      3.53% 5.55%  0.00% 0.00% 4.56%  0.00% 4.64%  0.00% 5.15%  0.00%  0.00%
June      0.00% 5.12%  2.66% 1.45% 5.45%  0.00% 4.11%  0.00% 0.00%  0.00%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
May       2.62% 0.00%  0.00% 1.10% 0.00%  2.34% 0.00%  2.49% 0.00%  1.04%  0.00%
April     1.97% 0.00%  0.00% 0.89% 0.00%  1.77% 0.00%  2.06% 2.35%  0.00%  0.00%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
March     0.00% 0.00%  0.00% 0.00% 0.00%  0.00% 0.00%  0.00% 0.00%  0.00% 100.00%
February  0.00% 0.00%  0.00% 0.00% 0.00%  0.00% 4.91%  0.00% 0.00%  0.00% 72.43%
--------- ----- ------ ----- ----- ------ ----- ------ ----- ------ ----- -------
January   1.85% 0.00%  0.00% 0.00% 3.18%  0.00% 0.00%  0.00% 0.00%  0.76% 46.64%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

Hypothetical, historical allocations: The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the
Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested
Historical Constituent Weightings

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings --
2006 through 2008

2008       XLY    XLP   XLE    XLF    XLV    XLI    XLU   XLB    XLK    IYR  BOND
December  0.00%  0.00%  0.00% 0.00%  0.00%  0.00%  1.42%  0.00% 0.00%  0.00% 47.91%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
November  0.00%  0.00%  0.00% 0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00% 52.15%
October   0.00%  0.00%  0.00% 0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00% 61.11%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
September 3.11%  5.76%  0.00% 0.00%  0.00%  4.08%  0.00%  0.00% 5.98%  2.85%  0.00%
August    0.00%  7.33%  0.00% 1.43%  6.64%  3.46%  0.00%  0.00% 0.00%  1.83%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
July      0.00%  0.00%  3.22% 0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00% 57.32%
June      0.00%  0.00%  3.69% 0.00%  7.49%  0.00%  6.97%  4.25% 5.03%  0.00%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
May       0.00%  0.00%  4.66% 2.82%  0.00%  0.00%  7.28%  0.00% 4.59%  3.54%  0.00%
April     0.00%  6.88%  0.00% 0.00%  0.00%  3.68%  4.55%  0.00% 0.00%  2.44% 13.96%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
March     0.00%  7.91%  3.73% 0.00%  0.00%  5.51%  0.00%  4.68% 0.00%  0.00% 16.69%
February  0.00%  0.00%  0.00% 0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00% 79.11%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
January   0.00%  0.00%  4.22% 0.00%  0.00%  0.00%  6.40%  3.48% 5.09%  0.00% 15.82%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
2007       XLY    XLP   XLE    XLF    XLV    XLI    XLU   XLB    XLK    IYR  BOND
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
December  0.00%  6.86%  0.00% 0.00%  5.92%  0.00%  0.00%  0.00% 0.00%  0.00% 57.36%
November  0.00%  13.90% 0.00% 0.00%  9.76%  0.00%  6.49%  4.99% 5.83%  0.00%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
October   0.00%  0.00%  4.76% 0.00%  0.00%  5.08%  5.80%  4.27% 0.00%  3.96%  0.00%
September 0.00%  6.12%  0.00% 2.81%  6.26%  0.00%  3.28%  0.00% 0.00%  2.92%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
August    0.00%  0.00%  4.13% 0.00%  0.00%  5.65%  0.00%  0.00% 7.65%  0.00% 58.64%
July      0.00%  0.00%  4.31% 0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00% 100.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
June      0.00%  0.00%  5.66% 9.77%  0.00%  12.16% 0.00%  6.97% 8.34%  0.00%  0.00%
May       0.00%  0.00%  7.02% 0.00%  11.20% 7.57%  9.10%  0.00% 10.83% 0.00%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
April     0.00%  9.28%  6.01% 0.00%  0.00%  0.00%  6.97%  5.51% 6.80%  0.00%  0.00%
March     0.00%  0.00%  0.00% 0.00%  0.00%  0.00%  6.02%  5.87% 0.00%  0.00% 85.73%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
February  11.52% 17.78% 0.00% 0.00%  12.43% 0.00%  0.00%  8.67% 0.00%  7.88%  0.00%
January   13.46% 16.52% 0.00% 11.75% 17.98% 0.00%  0.00%  8.11% 0.00%  0.00%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
2006       XLY    XLP   XLE    XLF    XLV    XLI    XLU   XLB    XLK    IYR  BOND
December  0.00%  0.00%  4.60% 0.00%  0.00%  9.79%  0.00%  8.46% 8.78%  5.14%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
November  9.04%  0.00%  0.00% 0.00%  0.00%  0.00%  11.70% 8.26% 8.56%  9.90%  0.00%
October   7.94%  0.00%  0.00% 11.86% 0.00%  9.42%  0.00%  0.00% 7.28%  9.92%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
September 0.00%  14.11% 0.00% 0.00%  14.01% 0.00%  0.00%  7.94% 7.12%  7.47%  0.00%
August    0.00%  8.31%  0.00% 6.16%  7.30%  0.00%  9.90%  0.00% 0.00%  5.45%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
July      0.00%  10.25% 2.95% 0.00%  0.00%  0.00%  7.79%  0.00% 0.00%  6.20% 25.79%
June      0.00%  0.00%  0.00% 0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  0.00% 100.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
May       11.15% 0.00%  4.62% 8.65%  0.00%  8.90%  0.00%  6.40% 0.00%  0.00%  0.00%
April     0.00%  0.00%  4.67% 0.00%  0.00%  10.66% 0.00%  6.99% 8.94%  5.44%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
March     0.00%  12.75% 0.00% 8.96%  9.83%  10.12% 0.00%  0.00% 0.00%  9.52%  0.00%
February  0.00%  0.00%  3.84% 0.00%  0.00%  0.00%  8.08%  6.36% 6.43%  7.19%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ----- ------ ----- -------
January   0.00%  0.00%  4.78% 0.00%  12.71% 10.75% 8.52%  7.69% 0.00%  0.00%  0.00%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

Hypothetical, historical allocations: The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the
Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) Hypothetical Back-Tested
Historical Constituent Weightings

J.P. Morgan U.S. Sector Rotator 5 Index (Series 1) (the "Index") Weightings --
2003 through 2005

2005       XLY    XLP   XLE    XLF    XLV    XLI    XLU    XLB   XLK    IYR   BOND
December  0.00%  0.00%  0.00% 8.04%  0.00%  9.15%  0.00%  7.29%  9.77% 5.76%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
November  0.00%  0.00%  0.00% 6.55%  0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  100.00%
October   0.00%  10.27% 4.10% 8.52%  0.00%  9.42%  7.90%  0.00%  0.00% 0.00%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
September 0.00%  0.00%  5.30% 0.00%  0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  100.00%
August    9.37%  0.00%  4.21% 0.00%  0.00%  0.00%  0.00%  6.38%  8.79% 7.15%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
July      0.00%  0.00%  5.31% 14.62% 12.94% 0.00%  11.81% 0.00%  0.00% 10.37%  0.00%
June      7.29%  0.00%  3.90% 0.00%  0.00%  7.14%  0.00%  0.00%  9.14% 7.38%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
May       0.00%  0.00%  0.00% 0.00%  7.71%  0.00%  6.72%  0.00%  0.00% 7.35%  70.47%
April     0.00%  0.00%  0.00% 0.00%  0.00%  0.00%  0.00%  0.00%  0.00% 0.00%  100.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
March     0.00%  0.00%  4.44% 0.00%  8.70%  0.00%  6.54%  6.59%  0.00% 6.78%   0.00%
February  0.00%  15.08% 5.70% 0.00%  0.00%  0.00%  9.34%  0.00%  0.00% 0.00%  98.71%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
January   11.00% 10.32% 0.00% 9.68%  6.82%  0.00%  0.00%  0.00%  0.00% 7.18%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
2004       XLY    XLP   XLE    XLF    XLV    XLI    XLU    XLB   XLK    IYR   BOND
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
December  0.00%  0.00%  4.74% 0.00%  0.00%  8.20%  5.80%  6.30%  5.94% 0.00%   0.00%
November  7.88%  0.00%  0.00% 0.00%  0.00%  8.45%  8.99%  0.00%  5.63% 7.65%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
October   10.07% 0.00%  5.99% 0.00%  0.00%  9.58%  0.00%  7.95%  6.56% 0.00%   0.00%
September 0.00%  10.31% 0.00% 8.07%  0.00%  0.00%  13.21% 5.75%  0.00% 6.28%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
August    0.00%  0.00%  8.71% 0.00%  0.00%  0.00%  8.96%  0.00%  0.00% 0.00%  69.73%
July      0.00%  0.00%  5.95% 0.00%  0.00%  10.63% 0.00%  7.12%  6.71% 6.83%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
June      0.00%  0.00%  0.00% 6.97%  0.00%  6.22%  0.00%  3.80%  5.82% 4.78%   0.00%
May       7.62%  8.34%  4.96% 0.00%  7.22%  7.36%  0.00%  0.00%  0.00% 0.00%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
April     7.35%  0.00%  0.00% 0.00%  0.00%  0.00%  7.01%  0.00%  0.00% 8.10%  68.01%
March     0.00%  9.95%  7.81% 8.38%  7.35%  0.00%  0.00%  5.41%  0.00% 0.00%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
February  0.00%  0.00%  6.49% 8.25%  0.00%  13.42% 0.00%  0.00%  4.91% 6.56%   0.00%
January   0.00%  0.00%  6.59% 0.00%  0.00%  11.15% 9.99%  6.20%  0.00% 9.34%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
2003       XLY    XLP   XLE    XLF    XLV    XLI    XLU    XLB   XLK    IYR   BOND
December  0.00%  7.58%  0.00% 0.00%  14.40% 8.21%  0.00%  5.85%  0.00% 10.46%  0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
November  5.38%  0.00%  0.00% 7.35%  0.00%  11.87% 0.00%  7.06%  5.47% 0.00%   0.00%
October   0.00%  0.00%  0.00% 6.28%  8.36%  6.47%  11.25% 0.00%  0.00% 9.18%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
September 7.28%  0.00%  6.19% 0.00%  0.00%  6.52%  0.00%  5.32%  6.93% 0.00%   0.00%
August    0.00%  0.00%  0.00% 5.65%  0.00%  6.95%  0.00%  16.23% 3.87% 5.40%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
July      4.93%  8.36%  0.00% 0.00%  3.26%  3.08%  0.00%  0.00%  4.78% 0.00%   0.00%
June      0.00%  8.58%  5.83% 0.00%  0.00%  0.00%  5.09%  9.56%  4.92% 0.00%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
May       3.98%  0.00%  0.00% 3.90%  0.00%  4.18%  6.78%  4.62%  0.00% 0.00%   0.00%
April     5.24%  14.44% 0.00% 0.00%  0.00%  0.00%  6.38%  0.00%  3.16% 6.32%   0.00%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
March     0.00%  0.00%  3.97% 0.00%  0.00%  0.00%  0.00%  0.00%  0.00% 10.65% 100.00%
February  9.82%  0.00%  0.00% 0.00%  9.40%  6.94%  0.00%  0.00%  0.00% 0.00%  66.23%
--------- ------ ------ ----- ------ ------ ------ ------ ------ ----- ------ -------
January   0.00%  10.49% 0.00% 0.00%  0.00%  0.00%  5.97%  0.00%  0.00% 0.00%  91.53%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The level of the Index reflect the performance of the index components above a cash index and incorporates the deduction of a fee of 0.50% per annum.

Hypothetical, historical allocations: The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the
Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

Glossary
-------- -----------------------------------------------------
XLY      The Consumer Discretionary Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
XLP      The Consumer Staples Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
XLE      The Energy Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
XLF      The Financial Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
XLV      The Health Care Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
XLI      The Industrial Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
XLU      The Utilities Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
XLB      The Materials Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
XLK      The Technology Select Sector SPDR[R] Fund
-------- -----------------------------------------------------
IYR      iShares[R] U.S. Real Estate ETF
-------- -----------------------------------------------------
BOND     PIMCO Total Return Active Exchange-Traded Fund
-------- -----------------------------------------------------

Key Risks

[]    The Index comprises notional assets and liabilities.

[]    The  Index  may  use  leverage to increase the return from any Constituent because  the sum of the weights of the Basket Constituents included in the synthetic portfolio underlying the Index may be greater than 100%, up to a maximum  total  weight  of  220%.  In particular, the use of leverage will magnify  any  negative  performance  of the relevant Constituents which in turn could cause you to receive a lower payment at maturity than you would otherwise receive.

[]    The level of the Index includes the deduction of a fee of 0.50% per annum.

[]    There are risks associated with a momentum-based investment strategy - The
      Index  is  different  from  a  strategy that seeks long-term exposure to a portfolio  consisting of constant components with fixed weights. The Index may  fail  to realize gains that could occur from holding assets that have
      experienced   price   declines,   but  experience  a  sudden  price  spike
      thereafter.

[]    Correlation  of  performance among the Index constituents may reduce Index performance.

[]    Our  affiliate, JPMS plc, is the Index Sponsor and Index Calculation Agent
      and   is  responsible  for  calculating  and  maintaining  the  Index  and developing  guidelines  and  policies  governing  the  Index.  We  and our affiliates  are  entitled  to  exercise  discretion  in  good  faith and a commercially  reasonable  manner  in  relation  to  the securities and the
      Index.  JPMS  plc  is  under no obligation to consider your interest as an investor with returns linked to the Index.

[]    The  Index  may  be  partially  uninvested, may not be successful, may not outperform  any alternative strategy related to the Index constituents, or may not achieve its target volatility of 5%.

[]    The investment strategy involves monthly rebalancing and maximum weighting caps applied to the Index constituents.

[]    Changes in the value of the Index constituents may offset each other.

[]    The  Index  was  established  on June 21, 2013 and has a limited operating history.

DISCLAIMER

JPMorgan Chase and Co. ("J.P. Morgan") has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, underlying supplement, the relevant termsheet or pricing supplement, and any other documents that J.P. Morgan will file with the
SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan,
any agent or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and termsheet or pricing supplement, if you so request by calling toll-free (800) 576 3529.

Free Writing Prospectus
filed pursuant to Rule 433;
Registration Statement No. 333-199966